     As filed with the Securities and Exchange Commission on April 8, 1997
                                                    Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ---------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------
                        TRUE NORTH COMMUNICATIONS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                    -------------------------------------

        DELAWARE                                      36-1088161
(STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                             101 EAST ERIE STREET
                            CHICAGO, IL  60611-2897
                                (312) 425-6500
(ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         --------------------------
                                  BRUCE MASON
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        TRUE NORTH COMMUNICATIONS INC.
                             101 EAST ERIE STREET
                            CHICAGO, IL  60611-2897
                                (312) 425-6500
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         ---------------------------
                                   Copy to:
                                ALAN K. AUSTIN
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA  94304-1050
                                (415) 493-9300
                         ---------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                       ----------------------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                PROPOSED              PROPOSED
                                          AMOUNT                MAXIMUM               MAXIMUM          AMOUNT OF
      TITLE OF EACH CLASS OF              TO BE              OFFERING PRICE          AGGREGATE       REGISTRATION
   SECURITIES TO BE REGISTERED          REGISTERED            PER SHARE(1)       OFFERING PRICE(1)        FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.33-1/3 par value      952,621 shares       $18.625               $17,742,566.12    $5,377
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculation of the registration fee based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on April 2, 1997.
                       ---------------------------------
          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment. A       +
+ registration statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor + + may offers to buy be accepted prior to the time the registration statement + + becomes effective. This prospectus shall not constitute an offer to sell +
+ or the solicitation of an offer to buy nor shall there be any sale of       +
+ these securities in any State in which such offer, solicitation or sale + + would be unlawful prior to the registration or qualification under the +
+ securities laws of any such State.                                          +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject to Completion, dated April 8, 1997

PROSPECTUS
                                952,621 SHARES

                         TRUE NORTH COMMUNICATIONS INC.
                            ----------------------

                                  COMMON STOCK
                               ($.33-1/3 PAR VALUE)
                            ----------------------

     This Prospectus relates to 952,621 shares (the "Shares") of Common Stock, $.33-1/3 par value (the "Common Stock"), of True North Communications Inc., a Delaware corporation (the "Company"). The Shares may be offered by certain stockholders of the Company (the "Selling Stockholders") from time to time in transactions on the New York Stock Exchange (the "NYSE"), or in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to then current market prices or in negotiated transactions. The Shares were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof. See "Selling Stockholders" and "Plan of Distribution."

     The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. The Company and the Selling Stockholders have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act.

     The Common Stock is traded on the NYSE under the symbol "TNO."  On
April 2, 1997, the closing price of the Common Stock on the NYSE was $18.125.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN
FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

     Each Selling Stockholder and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                            -----------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            -----------------------

                The date of this Prospectus is April __, 1997.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SHARES TO WHICH IT RELATES, NOR SHALL THERE BE ANY SALE OF THE SHARES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed for trading on the New York Stock Exchange under the trading symbol "TNO." Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement
(which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission:

(1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

     (2) the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on March 5, 1986, Amendment No. 1 to Form 8-A filed on March 31, 1988 and Registration Statement on Form 8-A filed on November 18, 1988.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed documents which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in a subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the Company at 101 East Erie Street, Chicago, IL 60611. The Company's telephone number at that location is (312) 425-6500.

                                  THE COMPANY

     The Company is one of the largest advertising companies in the United States, with agency brands such as Foote, Cone & Belding, Mojo, Bayer Bess Vanderwarker Inc. and Borders, Perrin and Norrander and others. In addition to designing and creating effective advertising campaigns for radio, television and print media, the Company's agency brands also offer their clients additional services including digital and interactive communications, sales promotion and direct marketing, public relations, market and product research, package design and trademark and trade name development.

     The Company, formerly known as Foote, Cone & Belding Communications, Inc., was incorporated in Delaware in 1942 and changed the name of its parent holding company to True North Communications Inc. in 1995. The Company's principal executive offices are located at 101 East Erie Street, Chicago, IL 60611 and its telephone number at that address is (312) 425-6500.

                                  RISK FACTORS

     Certain statements contained in this Prospectus and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including the Company's Annual Report to stockholders under the captions "About True North" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated therein by reference) constitute "Forward-Looking Statements" within the meaning of Section 21e(I)(1) of the Exchange Act. Such Forward-Looking Statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from any future results expressed or implied by these statements. Such factors include, among other things, the following: general economic and business conditions, changes in demand for the Company's services, changes in competition, the ability of the Company to integrate acquisitions or complete future acquisitions, interest rate fluctuations, dependence upon and availability of qualified personnel, and changes in governmental regulation. In light of these and other uncertainties, the Forward-Looking Statements included in these documents should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved.

     In evaluating the Company's business, prospective investors should consider carefully the following risk factors in addition to the other information set forth in this Prospectus.

     VARIABILITY OF OPERATING RESULTS. The Company's operating results have fluctuated in the past, and may continue to fluctuate in the future, as a result of a variety of factors, including the timing of any material reduction, cancellation or completion of major projects, the loss of a major client, the loss or hiring of personnel, the timing of the opening or closing of an office, the relative mix of business, changes in the pricing strategies of the Company or its competitors, fluctuations in working capital, fluctuations in personnel and other costs relating to the expansion of operations, and other factors that are outside of the Company's control. As a result of these fluctuations, the Company believes that period to period comparisons cannot be relied upon as indicators of future performance. Due to all of the foregoing factors, in some future quarters the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Common Stock could likely be materially and adversely affected.

     The Company experiences some variation in operating results throughout the year which results in part from timing of product introductions, business cycles of the Company's clients and marketing communications spending patterns in general. The Company expects this variation in operating results to continue in the future. As included in the Company's Annual Report to Stockholders the Company reported net losses for the quarters ended March 31, 1995 and 1996. The Company expects to also report a net loss for the quarter ended March 31, 1997. See Registrant's Annual Report To Stockholders under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Publicis Relationship."

     CLIENTS. Due to the nature of their Company's business, clients could at some time in the future reduce their advertising budget, or transfer to another agency all or part of their advertising presently placed through the Company. Representation of a client does not necessarily mean that all advertising for such client is handled by the Company exclusively. In many cases, the Company handles the advertising of only a portion of a client's products or services or only the advertising in particular geographic areas.

     COMPETITION. The advertising agency business is highly competitive, with agencies of all sizes competing primarily on the basis of quality of service to attract and retain clients and personnel. Advertisers are able to move from one agency to another with relative ease, in part because accounts are terminable on short notice, usually 90-180 days. Competition for clients by large advertising agencies is limited somewhat because many advertisers prefer not to be represented by an agency which handles competing products or services for other advertisers.

     DEPENDENCE ON KEY PERSONNEL. The Company's success will depend on the ability of the Company's senior management and to a significant degree on the continuing contributions of its key account management, marketing, creative and technology development personnel, as well as its ability to attract and retain highly skilled personnel in all job categories. Competition for qualified personnel in the advertising industry is intense. The Company has at times experienced, and continues to experience, difficulty in recruiting sufficient numbers of qualified personnel. The loss of the services of any senior management or other key employee or the inability to attract and retain additional personnel as required could adversely affect the Company's business, financial condition or results of operations. If one or more of the Company's key employees resigns from the Company to join a competitor or to form a competing company, the loss of such personnel could have a material adverse effect on the Company's business, financial condition or results of operations. In addition, the loss of existing or potential clients as the result of the loss of any key employee to a competitor or otherwise could have a material adverse effect on the Company's business, financial condition or results of operations. In the event of the loss of any key personnel, there can be no assurance that the Company would be able to prevent the unauthorized disclosure or use of its technical knowledge, practices, procedures or client lists.

     REGULATION.  Federal, state and local governments and governmental agencies in recent years have adopted statutes and regulations affecting the advertising activities of advertising agencies and their clients. For example, statutes and regulations have prohibited television advertising for certain products and have regulated the form and content of certain types of advertising
for many consumer products.   The Federal Trade Commission ("FTC") has also
required proof of accuracy of advertising claims with respect to various products and, in its enforcement policies, is seeking to establish more stringent standards with respect to advertising practices. The FTC has the authority to investigate and to institute proceedings against advertisers and their advertising agencies for deceptive advertising. Proposals have also been made for the adoption of additional statutes and regulations which would further restrict the advertising activities of advertising agencies and their clients. The effect on the advertising business of future application of existing statutes or regulations, or the extent, nature or effect of future legislation or regulatory activity with respect to advertising, may have an adverse impact on the Company's business.

     SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS. The Company's revenues and results of operations, like those of other advertising companies, will be subject to fluctuations based upon general economic conditions in the United States. If there were to be a general economic downturn or a recession in the United States, the Company expects its clients could substantially and immediately reduce their advertising budgets leading to a reduction in the level of the Company's fees and commissions. Most of the factors that could influence clients and prospective clients to reduce their advertising budgets under these circumstances are beyond the Company's control. In the event of such an economic downturn, the Company's business, financial condition or results of operations could be materially and adversely affected.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the Selling Stockholders and the number of Shares being offered by each of them hereby. Upon completion of the offering, assuming all Shares being offered are sold, none of the Selling Stockholders will own any shares of Common Stock. The Shares are being registered to permit secondary trading of the Shares, and the Selling Stockholders may offer Shares for resale from time to time. See "Plan of Distribution."

     The Shares being offered by the Selling Stockholders were acquired from the Company in a transaction exempt from the registration requirements of the Securities Act provided by Section 4(2) thereof pursuant to the Amended and Restated Partnership Interest and Stock Purchase Agreement (the "Purchase Agreement") dated as of December 31, 1996 between the Company and the Selling Stockholders. Pursuant to the Purchase Agreement, the Selling Stockholders acquired an aggregate of 1,121,226 shares of the Company's Common Stock of which 168,605 were subsequently repurchased by the Company based on prevailing market prices.

     Each Selling Shareholder that acquired Common Stock pursuant to the Purchase Agreement represented to the Company that it was acquiring the Shares for investment and not with the present intention of distributing such Shares. In lieu of granting the Selling Stockholders demand registration rights, the Company agreed to file with the Commission, under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares. Sales of the Shares are subject to certain volume limitations as set forth in the Purchase Agreement.

                                                                            Number of Shares
                           Number of Shares     Number of Shares              Beneficially
                          Beneficially Owned         Being                        Owned
Stockholders               Prior to Offering        Offered                  After Offering
------------              ------------------    ----------------            ---------------
Douglas C. Ahlers(1)            423,917              423,917                        0
Robert C. Allen, II(2)           95,261               95,261                        0
Gerald M. O'Connell(3)          423,917              423,917                        0
Kraft Enterprises LTD             9,526                9,526                        0
            TOTAL

-------------------------
(1) President, Relationship Technology Group and Director of TN Technologies Holding Inc., a majority owned subsidiary of the Company.
(2) President, Modem Media and Director of TN Technologies Holding Inc., a majority owned subsidiary of the Company.
(3) President, Chief Operating Officer and Director of TN Technologies Holding Inc., a majority owned subsidiary of the Company.

                              PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the Shares offered hereby from time to time in transactions on one or more exchanges, including the NYSE, or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market prices, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer is engaged and will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in the resales. The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest.

     In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with brokers-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered hereunder in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the Shares short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder. The Selling Stockholders may also pledge the Shares registered hereunder to a broker or dealer and upon a default the broker or dealer may effect sales of the pledged Shares pursuant to this Prospectus.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company and the Selling Stockholders have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act.

     There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

                          DESCRIPTION OF CAPITAL STOCK

  As of March 24, 1997, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock, par value $.33-1/3 per share, and 100,000 shares of Preferred Stock, par value $1.00 per share.

COMMON STOCK

  As of March 24, 1997, there were 24,757,710 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of Common Stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any then outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

  The Board of Directors has the authority, without further action by the stockholders, to issue up to 100,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring, or preventing a change in control of the Company. The Board of Directors has designated and reserved for issuance 30,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock. See "Preferred Stock Purchase Rights."

PREFERRED STOCK PURCHASE RIGHTS

  The Company has a Shareholders' Rights Plan (the "Plan") that is designed to protect stockholders from unfair or coercive takeover practices. Under the Plan, one preferred stock purchase right (the "Rights") exists for each outstanding share of Common Stock. The Rights, which expire in November 1998, are exercisable only if a person or group acquires 20% (25% in the case of certain affiliates) or more of the Company's Common Stock or announces a tender offer which would result in ownership of 30% or more of the Company's Common Stock. Each Right entitles the holder to purchase one-two-thousandth of a share of Series A Junior Participating Preferred Stock of the Company at a purchase price of $42.50, subject to adjustment under certain conditions. At March 24, 1997, 30,000 shares of Preferred Stock were reserved for issuance upon exercise of these rights.

  Subject to certain conditions and limitations, in the event that the Company is acquired by a person or group, the Rights (which have not otherwise been exercised to acquire the Company's Preferred Stock) entitle the holder to acquire the common stock of the surviving entity at approximately 50% of fair market value.

  The Board of Directors of the Company has the flexibility to (i) redeem outstanding Rights at a rate of $.005 per right, (ii) adjust the thresholds at which these rights become exercisable, and, (iii) exclude other persons or groups from triggering the exercisability of these rights.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.*
          -------------------------------------------

SEC Registration Fee................................ $ 5,377
NYSE listing fee.................................... $ 4,000
Accountant's fees and expenses...................... $ 6,000
Legal fees and expenses............................. $10,000
Miscellaneous....................................... $ 5,000
                                                      ------
          Total..................................... $30,377
                                                      ------
------------
* Represents expenses relating to the distribution by the Selling Stockholders pursuant to the Prospectus prepared in accordance with the requirements of Form S-3. These expenses will be borne by the Company on behalf of the Selling Stockholders. All amounts are estimates except for the SEC Registration Fee and the NYSE listing fee.


Item 15.  Indemnification of Directors and Officers.
          -----------------------------------------

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide that the Company will indemnify its directors, officers, employees and other agents to the fullest extent not prohibited by Delaware law.

     The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company or its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 16.  Exhibits.
          --------

    Exhibit
    Number
   --------

      5.1  Opinion of Wilson Sonsini Goodrich & Rosati

     23.1  Consent of Arthur Andersen LLP, independent public accountants

     23.2  Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)

     24.1  Power of Attorney


Item 17.  Undertakings.
          ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 7, 1997.

                    TRUE NORTH COMMUNICATIONS INC.


                    By: /s/ Bruce Mason
                        ----------------------------------------------------
                        Bruce Mason
                        Chairman and Chief Executive Officer (Principal
                         Executive Officer)


                    By: /s/ Dale F. Perona
                        ----------------------------------------------------
                        Dale F. Perona
                        Senior Vice President, Corporate Development,
                          Secretary/Treasurer


                    By: /s/ John J. Rezich
                        ----------------------------------------------------
                        John J. Rezich
                        Controller (Principal Accounting Officer)



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                                Title                       Date
-----------                              -------                     ------

/s/ Bruce Mason    Chairman of the Board and Chief Executive     April 7, 1997
-----------------  Officer (Principal Executive Officer)
Bruce Mason


           *
-----------------  Executive Vice President and Director         April 7, 1997
Gregory W. Blaine


           *           Director                                   April 7, 1997
---------------------
Richard S. Braddock

           *           Director                                   April 7, 1997
---------------------
Laurel Cutler

                       Director                                   April 7, 1997
---------------------
Maurice Levy

           *           Director                                   April 7, 1997
---------------------
Newton N. Minow

           *           Director                                   April 7, 1997
---------------------
J. Brendan Ryan

           *           Director                                   April 7, 1997
---------------------
William A. Schreyer

           *           Director                                   April 7, 1997
---------------------
Louis E. Scott

           *           Director                                   April 7, 1997
---------------------
Stephen T. Vehslage

                         *    By: /s/ Bruce Mason
                                  ---------------------------------------------
                                  Bruce Mason
                                  Attorney-in-Fact

                              INDEX TO EXHIBITS



Exhibit
 Number    Description                                                                          Page
-------    -----------                                                                          ----
 5.1       Opinion of Wilson Sonsini Goodrich & Rosati                                          II-7

23.1       Consent of Arthur Andersen LLP, independent public accountants                       II-8

23.2       Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)

24.1       Power of Attorney                                                                    II-9